NEWS RELEASE
FOR IMMEDIATE RELEASE
February 16, 2023

Entergy reports 2022 financial results, initiates 2023 earnings guidance
Results in top half of guidance range for 7th consecutive year

NEW ORLEANS – Entergy Corporation (NYSE: ETR) reported fourth quarter 2022 earnings per share of 51 cents on an as-reported and adjusted basis (non-GAAP). For the full year, the company reported 2022 earnings per share of $5.37 on an as-reported basis and $6.42 on an adjusted basis.
“We finished 2022 strong and delivered meaningful outcomes for our key stakeholders,” said Drew Marsh, Entergy chairman and chief executive officer. “We have laid out a clear path that will deliver exceptional customer value including clean energy and resilience.”
Business highlights included the following:
•The PUCT approved E-TX’s request to construct Orange County Advanced Power Station.
•E-LA filed its Entergy Future Ready resilience plan with the LPSC seeking approval for the first five years of the ten-year accelerated resilience and hardening plan.
•The LPSC approved E-LA’s Hurricane Ida storm recovery and securitization financing.
•E-AR and the U.S. General Services Administration signed the federal government’s first MOU with a utility to provide regionally-sourced nuclear and renewable energy.
•River Bend Station began its 22nd refueling outage after a 675-day continuous run, the longest in the plant’s history.
•The APSC approved E-AR’s annual FRP.
•EEI awarded Entergy its Emergency Response Award for its mutual assistance efforts in supporting Hurricane Ian restoration.
•Entergy was named to a Dow Jones Sustainability Index for the 21st consecutive year.
•Newsweek named Entergy as one of America’s most responsible companies and one of America’s greatest workplaces for diversity.

Table of contents	Page
News release Appendices A: Consolidated results and adjustments B: Earnings variance analysis C: Utility operating and financial measures D: EWC operating and financial measures E: Consolidated financial measures F: Definitions and abbreviations and acronyms G: Other GAAP to non-GAAP reconciliations Financial statements	1 7 8 12 15 16 17 18 20 22

Entergy reports 2022 financial results
February 16, 2023

Consolidated earnings (GAAP and non-GAAP measures)
Fourth quarter and full year 2022 vs. 2021 (See Appendix A for reconciliation of GAAP to non-GAAP measures and description of adjustments)
	Fourth quarter			Full year
	2022	2021	Change	2022	2021	Change
(After-tax, $ in millions)
As-reported earnings	106	259	(152)	1,103	1,118	(15)
Less adjustments	(1)	104	(105)	(217)	(97)	(120)
Adjusted earnings (non-GAAP)	107	155	(48)	1,320	1,215	105
Estimated weather impact	(1)	(21)	20	86	(21)	107

(After-tax, per share in $)
As-reported earnings	0.51	1.28	(0.77)	5.37	5.54	(0.17)
Less adjustments	-	0.52	(0.52)	(1.05)	(0.48)	(0.57)
Adjusted earnings (non-GAAP)	0.51	0.76	(0.25)	6.42	6.02	0.40
Estimated weather impact	-	(0.10)	0.10	0.42	(0.11)	0.53

Calculations may differ due to rounding

Consolidated results
For fourth quarter 2022, the company reported earnings of $106 million, or 51 cents per share, on an as-reported basis, and earnings of $107 million, or 51 cents per share, on an adjusted basis. This compared to fourth quarter 2021 earnings of $259 million, or $1.28 per share, on an as-reported basis, and earnings of $155 million, or 76 cents per share, on an adjusted basis.
For full year 2022, the company reported earnings of $1,103 million, or $5.37 per share, on an as-reported basis, and earnings of $1,320 million, or $6.42 per share, on an adjusted basis. This compared to 2021 earnings of $1,118 million, or $5.54 per share, on an as-reported basis, and earnings of $1,215 million, or $6.02 per share, on an adjusted basis.
Summary discussions by business follow. Additional details, including information on OCF by business, are provided in Appendix A. An analysis of quarterly and full year variances by business is provided in Appendix B.
Business segment results
Utility
For full year 2022, the Utility business reported earnings attributable to Entergy Corporation of $1,407 million, or $6.84 per share, on an as-reported basis, and earnings of $1,686 million, or $8.20 per share, on an adjusted basis. This compared to full year 2021 earnings of $1,490 million, or $7.38 per share, on an as-reported basis, and earnings of $1,464 million, or $7.25 per share, on an adjusted basis. There were several drivers for the year’s results.

2022 results include a regulatory charge of $(551 million) ($(413 million) after tax) that SERI recorded to increase a regulatory liability to reflect the effects of a partial settlement agreement and offer of settlement related to pending proceedings before the FERC (this item was considered an adjustment and excluded from adjusted earnings).

Also in 2022, as a result of receiving approvals for storm cost recovery and issuance of securitized debt at E-LA and E-TX, the companies recorded the following:
•carrying costs on storm expenditures not previously recorded (the equity portion of carrying costs related to prior years was considered an adjustment and excluded from adjusted earnings),
•a reduction in other income to account for LURC’s 1 percent beneficial interest in the trust established as part of E-LA’s securitization (considered an adjustment and excluded from adjusted earnings),

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Entergy reports 2022 financial results
February 16, 2023

•a reduction in income tax expense as a result of securitization (considered an adjustment and excluded from adjusted earnings), and
•amounts reserved to share benefits of securitization with customers (considered an adjustment and excluded from adjusted earnings).

Other drivers for the year included:
•the net effect of regulatory actions across the operating companies;
•higher retail sales volume including the impacts of weather;
•various regulatory provisions;
•higher operating expenses including other O&M, depreciation expense, and taxes other than income taxes;
•higher income from intercompany preferred investments (offset at P&O and largely earnings neutral for the consolidated result);
•higher interest expense; and
•higher effective income tax rate.

On a per share basis, 2022 results reflected higher diluted average number of common shares outstanding.
Appendix C contains additional details on Utility operating and financial measures.
Parent & Other
For full year 2022, Parent & Other reported a loss attributable to Entergy Corporation of $(366 million), or $(1.78) per share, on an as-reported and an adjusted basis. This compared to a full year 2021 loss of $(249 million), or $(1.23) per share, on an as-reported basis, and a loss of $(248 million), or $(1.23) per share, on an adjusted basis.

Drivers for the full year included higher interest on intercompany preferred investments (offset at Utility and largely earnings neutral for the consolidated result), an increase in charitable contributions, and higher interest expense.

On a per share basis, 2022 results reflected higher diluted average number of common shares outstanding.
Entergy Wholesale Commodities
For full year 2022, EWC reported earnings attributable to Entergy Corporation of $63 million, or 31 cents per share, on an as-reported basis. This compared to full year 2021 loss attributable to Entergy Corporation of $(123 million), or (61) cents per share, on an as-reported basis. The primary drivers for the year were due to the shutdown and sale of EWC’s nuclear plants.

Specific variances included lower asset write-offs and impairments, and lower operating expenses including other O&M, decommissioning expense, depreciation expense, and nuclear refueling outage expense. These drivers were partially offset by lower revenue, lower earnings on NDTs, and income tax items.

Appendix D contains additional details on EWC operating and financial measures, including reconciliation for non-GAAP EWC adjusted EBITDA.
Earnings per share guidance
Entergy initiated its 2023 adjusted EPS guidance range of $6.55 to $6.85. See webcast presentation for additional details.
The company has provided 2023 earnings guidance with regard to the non-GAAP measure of Entergy adjusted EPS. This measure excludes from the corresponding GAAP financial measure the effect of adjustments as described below under “Non-GAAP financial measures.” The company has not provided a reconciliation of such non-GAAP guidance to guidance presented on a GAAP basis because it cannot predict and quantify with a reasonable degree of confidence all of the adjustments that may occur

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Entergy reports 2022 financial results
February 16, 2023

during the period. Potential adjustments include the exclusion of regulatory charges related to outstanding regulatory complaints and significant income tax positions.

Earnings teleconference
A teleconference will be held at 10:00 a.m. Central Time on Thursday, February 16, 2023, to discuss Entergy’s quarterly earnings announcement and the company’s financial performance. The teleconference and a replay of the teleconference may be accessed by visiting Entergy’s website at www.entergy.com. For participants who would like to participate via telephone, please register at https://register.vevent.com/register/BI859dfe14dbd944c695a4ea640f532291 to receive the dial-in number along with a unique PIN that is required to access the call (the registration link can also be found on Entergy’s website). The webcast presentation is also being posted to Entergy’s website concurrent with this news release.
Entergy Corporation, a Fortune 500 company headquartered in New Orleans, powers life for 3 million customers through its operating companies across Arkansas, Louisiana, Mississippi, and Texas. Entergy is creating a cleaner, more resilient energy future for everyone with our diverse power generation portfolio, including increasingly carbon-free energy sources. With roots in the Gulf South region for more than a century, Entergy is a recognized leader in corporate citizenship, delivering more than $100 million in economic benefits to local communities through philanthropy and advocacy efforts annually over the last several years. Our approximately 12,000 employees are dedicated to powering life today and for future generations.
Entergy Corporation’s common stock is listed on the New York Stock Exchange and NYSE Chicago under the symbol “ETR”.
Details regarding Entergy’s results of operations, regulatory proceedings, and other matters are available in this earnings release, a copy of which will be filed with the SEC, and the webcast presentation. Both documents are available on Entergy’s Investor Relations website at www.entergy.com/investors.
Entergy maintains a web page as part of its Investor Relations website, entitled Regulatory and Other Information, which provides investors with key updates on certain regulatory proceedings and important milestones on the execution of its strategy. While some of this information may be considered material information, investors should not rely exclusively on this page for all relevant company information.
For definitions of certain operating measures, as well as GAAP and non-GAAP financial measures and abbreviations and acronyms used in the earnings release materials, see Appendix F.
Non-GAAP financial measures
This news release contains non-GAAP financial measures, which are generally numerical measures of a company’s performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Entergy has provided quantitative reconciliations within this news release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
Entergy reports earnings using the non-GAAP measure of Entergy adjusted earnings, which excludes the effect of certain “adjustments.” In 2022, that included the removal of the Entergy Wholesale Commodities segment in light of the company’s exit from the merchant power business. Beginning in 2023, as a result of the successful exit from the merchant power business, Entergy Wholesale Commodities will no longer be a reportable segment and any remaining financial activity from that business will no longer be adjusted in its entirety from Entergy’s results (individual items could be considered for adjustment if they meet the criteria). Adjustments are unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as the results of the EWC segment, significant tax items, and other items such as certain costs, expenses, or other specified items. In addition to reporting GAAP consolidated earnings on a per share basis, Entergy reports its adjusted earnings on a per share basis. These per share measures

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Entergy reports 2022 financial results
February 16, 2023

represent the applicable earnings amount divided by the diluted average number of common shares outstanding for the period.
Management uses the non-GAAP financial measures of adjusted earnings and adjusted earnings per share for, among other things, financial planning and analysis; reporting financial results to the board of directors, employees, stockholders, analysts, and investors; and internal evaluation of financial performance. Entergy believes that these non-GAAP financial measures provide useful information to investors in evaluating the ongoing results of Entergy’s business, comparing period to period results, and comparing Entergy’s financial performance to the financial performance of other companies in the utility sector.
Other non-GAAP measures, including adjusted EBITDA; adjusted ROE; adjusted ROE, excluding affiliate preferred; gross liquidity; net liquidity; net liquidity, including storm escrows; debt to capital, excluding securitization debt; net debt to net capital, excluding securitization debt; parent debt to total debt, excluding securitization debt; FFO to debt, excluding securitization debt; and FFO to debt, excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with exit of EWC, are measures Entergy uses internally for management and board discussions and to gauge the overall strength of its business. Entergy believes the above data provides useful information to investors in evaluating Entergy’s ongoing financial results and flexibility, and assists investors in comparing Entergy’s credit and liquidity to the credit and liquidity of others in the utility sector. In addition, ROE is included on both an adjusted and an as-reported basis. Metrics defined as “adjusted” (other than EWC’s adjusted EBITDA) exclude the effect of adjustments as defined above. EWC’s adjusted EBITDA represents EWC’s earnings before interest, taxes, and depreciation and amortization, and also excludes decommissioning expense.
These non-GAAP financial measures reflect an additional way of viewing aspects of Entergy’s operations that, when viewed with Entergy’s GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting Entergy’s business. These non-GAAP financial measures should not be used to the exclusion of GAAP financial measures. Investors are strongly encouraged to review Entergy’s consolidated financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. Although certain of these measures are intended to assist investors in comparing Entergy’s performance to other companies in the utility sector, non-GAAP financial measures are not standardized; therefore, it might not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.
Cautionary note regarding forward-looking statements
In this news release, and from time to time, Entergy Corporation makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, among other things, statements regarding Entergy’s 2023 earnings guidance; current financial and operational outlooks; industrial load growth outlooks; statements regarding its climate transition and resilience plans, goals, beliefs, or expectations; and other statements of Entergy’s plans, beliefs, or expectations included in this news release. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Forward-looking statements are subject to a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including (a) those factors discussed elsewhere in this news release and in Entergy’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q, and Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with (1) rate proceedings, formula rate plans, and other cost recovery mechanisms, including the risk that costs may not be recoverable to the extent or on the timeline anticipated by the utilities and (2) implementation of the ratemaking effects of changes in law; (c) uncertainties associated with (1) realizing the benefits of its resilience plan, including impacts of the frequency and intensity of future storms and storm paths, as well as the pace of project completion and (2) efforts to remediate the

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Entergy reports 2022 financial results
February 16, 2023

effects of major storms and recover related restoration costs; (d) risks associated with operating nuclear facilities, including plant relicensing, operating, and regulatory costs and risks; (e) changes in decommissioning trust fund values or earnings or in the timing or cost of decommissioning Entergy’s nuclear plant sites; (f) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; (g) risks and uncertainties associated with executing on business strategies, including strategic transactions that Entergy or its subsidiaries may undertake and the risk that any such transaction may not be completed as and when expected and the risk that the anticipated benefits of the transaction may not be realized; (h) impacts from terrorist attacks, geopolitical conflicts, cybersecurity threats, data security breaches, or other attempts to disrupt Entergy’s business or operations, and/or other catastrophic events; (i) the direct and indirect impacts of the COVID-19 pandemic on Entergy and its customers; and (j) effects on Entergy or its customers of (1) changes in federal, state, or local laws and regulations and other governmental actions or policies, including changes in monetary, fiscal, tax, environmental, or energy policies; (2) the effects of changes in commodity markets, capital markets, or economic conditions; and (3) the effects of technological change, including the costs, pace of development, and commercialization of new and emerging technologies.
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Media inquiries: Neal Kirby 504-576-4238 nkirby@entergy.com	Investor relations inquiries: Bill Abler 281-297-5436 wabler@entergy.com

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Fourth quarter 2022 earnings release appendices and financial statements

Appendices
A: Consolidated results and adjustments
B: Earnings variance analysis
C: Utility operating and financial measures
D: EWC operating and financial measures
E: Consolidated financial measures
F: Definitions and abbreviations and acronyms
G: Other GAAP to non-GAAP reconciliations

Financial statements
Consolidating balance sheets
Consolidating income statements
Consolidated cash flow statements

A: Consolidated results and adjustments
Appendix A-1 provides a comparative summary of consolidated earnings, including a reconciliation of as-reported earnings (GAAP) to adjusted earnings (non-GAAP).

Appendix A-1: Consolidated earnings - reconciliation of GAAP to non-GAAP measures Fourth quarter and full year 2022 vs. 2021 (See Appendix A-2 and Appendix A-3 for details on adjustments)
	Fourth quarter			Full year
	2022	2021	Change	2022	2021	Change
(After-tax, $ in millions)
As-reported earnings (loss)
Utility	241	238	3	1,407	1,490	(84)
Parent & Other	(122)	(68)	(54)	(366)	(249)	(117)
EWC	(12)	89	(101)	63	(123)	186
Consolidated	106	259	(152)	1,103	1,118	(15)

Less adjustments
Utility	12	16	(4)	(280)	27	(306)
Parent & Other	-	(1)	1	-	(1)	1
EWC	(12)	89	(101)	63	(123)	186
Consolidated	(1)	104	(105)	(217)	(97)	(120)

Adjusted earnings (loss) (non-GAAP)
Utility	229	222	7	1,686	1,464	223
Parent & Other	(122)	(67)	(55)	(366)	(248)	(118)
EWC	-	-	-	-	-	-
Consolidated	107	155	(48)	1,320	1,215	105
Estimated weather impact	(1)	(21)	20	86	(21)	107

Diluted average number of common shares outstanding (in millions)	209	203	6	206	202	4

(After-tax, per share in $) (a)
As-reported earnings (loss)
Utility	1.15	1.17	(0.02)	6.84	7.38	(0.54)
Parent & Other	(0.58)	(0.33)	(0.25)	(1.78)	(1.23)	(0.55)
EWC	(0.06)	0.44	(0.50)	0.31	(0.61)	0.92
Consolidated	0.51	1.28	(0.77)	5.37	5.54	(0.17)

Less adjustments
Utility	0.06	0.08	(0.02)	(1.36)	0.13	(1.49)
Parent & Other	-	-	-	-	-	-
EWC	(0.06)	0.44	(0.50)	0.31	(0.61)	0.92
Consolidated	-	0.52	(0.52)	(1.05)	(0.48)	(0.57)

Adjusted earnings (loss) (non-GAAP)
Utility	1.09	1.09	-	8.20	7.25	0.95
Parent & Other	(0.58)	(0.33)	(0.25)	(1.78)	(1.23)	(0.55)
EWC	-	-	-	-	-	-
Consolidated	0.51	0.76	(0.25)	6.42	6.02	0.40
Estimated weather impact	-	(0.10)	0.10	0.42	(0.11)	0.53

Calculations may differ due to rounding
(a)Per share amounts are calculated by dividing the corresponding earnings (loss) by the diluted average number of common shares outstanding for the period.

See Appendix B for detailed earnings variance analysis.

Appendix A-2 and Appendix A-3 detail adjustments by business. Adjustments are included in as-reported earnings consistent with GAAP but are excluded from adjusted earnings. As a result, adjusted earnings is considered a non-GAAP measure.

Appendix A-2: Adjustments by driver (shown as positive/(negative) impact on earnings or EPS)
Fourth quarter and full year 2022 vs. 2021
	Fourth quarter			Full year
	2022	2021	Change	2022	2021	Change

(Pre-tax except for income taxes, preferred dividend requirements, and totals; $ in millions)
Utility
E-LA and E-TX true-up for the equity component of carrying costs for 2020 storms (prior year portion)	-	-	-	41	-	41
E-LA contribution to the LURC related to securitization	-	-	-	(32)	-	(32)
E-LA customer-sharing of securitization benefit	-	-	-	(224)	-	(224)
SERI litigation settlement regulatory charge	-	-	-	(551)	-	(551)
SERI depreciation adjustment	33	-	33	33	-	33
Gain on sale	-	-	-	-	15	(15)
Income tax effect on Utility adjustments above	(8)	-	(8)	183	(4)	187
E-LA tax benefit resulting from securitization	-	-	-	283	-	283
SERI sale-leaseback reg. liability / DTA turnaround	(13)	-	(13)	(13)	-	(13)
Income tax valuation allowance	-	(8)	8	-	(8)	8
Provision for uncertain tax position	-	(5)	5	-	(5)	5
State corporate income tax rate change	-	29	(29)	-	29	(29)
Total Utility	12	16	(4)	(280)	27	(306)

Parent & Other
State corporate income tax rate change	-	(1)	1	-	(1)	1
Total Parent & Other	-	(1)	1	-	(1)	1

EWC
Income before income taxes	(4)	112	(115)	119	(146)	265
Income taxes	(8)	(22)	14	(54)	25	(80)
Preferred dividend requirements	(1)	(1)	-	(2)	(2)	-
Total EWC	(12)	89	(101)	63	(123)	186

Total adjustments	(1)	104	(105)	(217)	(97)	(120)

(After-tax, per share in $) (b)
Utility
E-LA and E-TX true-up for the equity component of carrying costs for 2020 storms (prior year portion)	-	-	-	0.17	-	0.17
E-LA contribution to the LURC related to securitization	-	-	-	(0.15)	-	(0.15)
E-LA customer-sharing of securitization benefit	-	-	-	(0.81)	-	(0.81)
E-LA tax benefit resulting from securitization	-	-	-	1.38	-	1.38
SERI litigation settlement regulatory charge	-	-	-	(2.01)	-	(2.01)
SERI depreciation adjustment	0.12	-	0.12	0.12	-	0.12
Gain on sale	-	-	-	-	0.05	(0.05)
SERI sale-leaseback reg. liability / DTA turnaround	(0.06)	-	(0.06)	(0.06)	-	(0.06)
Income tax valuation allowance	-	(0.04)	0.04	-	(0.04)	0.04
Provision for uncertain tax position	-	(0.02)	0.02	-	(0.02)	0.02
State corporate income tax rate change	-	0.14	(0.14)	-	0.14	(0.14)
Total Utility	0.06	0.08	(0.02)	(1.36)	0.13	(1.49)

Parent & Other
State corporate income tax rate change	-	-	-	-	-	-
Total Parent & Other	-	-	-	-	-	-

EWC
Total EWC	(0.06)	0.44	(0.50)	0.31	(0.61)	0.92

Total adjustments	-	0.52	(0.52)	(1.05)	(0.48)	(0.57)

Calculations may differ due to rounding
(b)Per share amounts are calculated by multiplying the corresponding earnings (loss) by the estimated income tax rate that is expected to apply and dividing by the diluted average number of common shares outstanding for the period.

Appendix A-3: Total adjustments by income statement line item (shown as positive/(negative) impact on earnings)
Fourth quarter and full year 2022 vs. 2021
(Pre-tax except for income taxes, preferred dividend requirements, and totals; $ in millions)
	Fourth quarter			Full year
	2022	2021	Change	2022	2021	Change
Utility
Operating revenues	-	-	-	46	-	46
Depreciation/amortization exp.	33	-	33	33	-	33
Regulatory charges (credits)–net	-	-	-	(775)	-	(775)
Other income (deductions)–other	-	-	-	(37)	-	(37)
Other O&M	-	-	-	-	15	(15)
Income taxes	(21)	16	(37)	453	12	441
Total Utility	12	16	(4)	(280)	27	(306)

Parent & Other
Income taxes	-	(1)	1	-	(1)	1
Total Parent & Other	-	(1)	1	-	(1)	1

EWC
Operating revenues	43	139	(96)	343	698	(355)
Fuel and fuel-related expenses	(18)	(20)	2	(98)	(83)	(16)
Purchased power	(20)	(15)	(4)	(83)	(73)	(11)
Nuclear refueling outage expense	-	(11)	11	(18)	(45)	26
Other O&M	(10)	(53)	44	(103)	(287)	184
Asset write-offs and impairments	-	82	(81)	163	(264)	427
Decommissioning expense	-	(14)	14	(28)	(120)	92
Taxes other than income taxes	(3)	(3)	-	(16)	(17)	1
Depreciation/amortization exp.	(1)	(9)	7	(14)	(44)	30
Other income (deductions)–other	8	18	(10)	(18)	101	(119)
Interest exp. and other charges	(3)	(2)	(1)	(8)	(13)	6
Income taxes	(8)	(22)	14	(54)	25	(80)
Preferred dividend requirements	(1)	(1)	-	(2)	(2)	-
Total EWC	(12)	89	(101)	63	(123)	186

Total adjustments	(1)	104	(105)	(217)	(97)	(120)

Calculations may differ due to rounding

Appendix A-4 provides a comparative summary of OCF by business.

Appendix A-4: Consolidated operating cash flow
Fourth quarter and full year 2022 vs. 2021
($ in millions)
	Fourth quarter			Full year
	2022	2021	Change	2022	2021	Change
Utility	1,089	420	669	3,031	2,646	385
Parent & Other	(210)	(84)	(126)	(365)	(238)	(127)
EWC	(103)	(46)	(57)	(81)	(108)	27
Consolidated	776	290	486	2,585	2,301	285

Calculations may differ due to rounding

OCF increased quarter-over-quarter due primarily to:
•higher receipts from Utility customers,
•lower non-capital storm restoration spending,
•receipt of E-NO’s storm securitization proceeds, and
•lower income tax payments (variances from income tax payments differ by business).

The increase was partially offset by:
•higher pension contributions,
•higher fuel and purchased power payments at the Utility,
•higher other O&M at the Utility, and
•the shutdown of EWC nuclear plants.

Cash flow from affiliate preferred investment dividend activity contributed to the Utility and Parent & Other variances but was neutral for the consolidated result.

OCF increased year-over-year due primarily to:
•higher receipts from Utility customers,
•lower non-capital storm restoration spending,
•receipt of E-NO’s storm securitization proceeds, and
•lower income tax payments (variances from income tax payments differ by business).

The increase was partially offset by:
•higher fuel and purchased power payments at the Utility,
•higher other O&M at the Utility,
•higher pension contributions, and
•the shutdown of EWC nuclear plants.

Cash flow from affiliate preferred investment dividend activity contributed to the Utility and Parent & Other variances but was neutral for the consolidated result.

B: Earnings variance analysis
Appendix B-1 and Appendix B-2 provide details of current quarter and full year 2022 versus 2021 as-reported and adjusted earnings per share variances for Utility, Parent & Other, and EWC.

Appendix B-1: As-reported and adjusted earnings per share variance analysis (c), (d), (e)
Fourth quarter 2022 vs. 2021
(After-tax, per share in $)
	Utility			Parent & Other			EWC		Consolidated
	As- reported	Adjusted		As-reported	Adjusted		As- reported		As- reported	Adjusted
2021 earnings (loss)	1.17	1.09		(0.33)	(0.33)		0.44		1.28	0.76
Operating revenue less: Fuel, fuel-related expenses and gas purchased for resale, Purchased power, and Regulatory charges (credits)–net	1.02	1.02	(f)	-	-		(0.39)	(g)	0.63	1.02
Nuclear refueling outage expense	(0.02)	(0.02)		-	-		0.04		0.02	(0.02)
Other O&M	(0.18)	(0.18)	(h)	(0.01)	(0.01)		0.17	(i)	(0.02)	(0.19)
Asset write-offs and impairments	-	-		-	-		(0.32)	(j)	(0.32)	-
Decommissioning expense	(0.01)	(0.01)		-	-		0.05	(k)	0.04	(0.01)
Taxes other than income taxes	(0.09)	(0.09)	(l)	-	-		-		(0.09)	(0.09)
Depreciation/amortization exp.	(0.02)	(0.14)	(m)	-	-		0.03		0.01	(0.14)
Other income (deductions)–other	(0.27)	(0.27)	(n)	(0.25)	(0.25)	(o)	(0.03)		(0.55)	(0.52)
Interest exp. and other charges	(0.06)	(0.06)	(p)	(0.02)	(0.02)		-		(0.08)	(0.08)
Income taxes–other	(0.35)	(0.21)	(q)	0.01	0.01		(0.05)	(r)	(0.39)	(0.20)
Share effect	(0.04)	(0.04)		0.02	0.02		-		(0.02)	(0.02)
2022 earnings (loss)	1.15	1.09		(0.58)	(0.58)		(0.06)		0.51	0.51

h
Calculations may differ due to rounding

Appendix B-2: As-reported and adjusted earnings variance analysis (c), (d), (e)
Full year 2022 vs. 2021
(After-tax, per share in $)
	Utility			Parent & Other			EWC		Consolidated
	As- reported	Adjusted		As-reported	Adjusted		As- reported		As- reported	Adjusted
2021 earnings (loss)	7.38	7.25		(1.23)	(1.23)		(0.61)		5.54	6.02
Operating revenue less: Fuel, fuel-related expenses and gas purchased for resale, Purchased power, and Regulatory charges (credits)–net	0.90	3.52	(f)	-	-		(1.49)	(g)	(0.59)	3.52
Nuclear refueling outage expense	(0.04)	(0.04)		-	-		0.11	(s)	0.07	(0.04)
Other O&M	(0.89)	(0.84)	(h)	(0.04)	(0.04)		0.71	(i)	(0.22)	(0.88)
Asset write-offs and impairments	-	-		-	-		1.67	(j)	1.67	-
Decommissioning expense	(0.04)	(0.04)		-	-		0.36	(k)	0.32	(0.04)
Taxes other than income taxes	(0.27)	(0.27)	(l)	-	-		-		(0.27)	(0.27)
Depreciation/amortization exp.	(0.40)	(0.52)	(m)	0.01	0.01		0.11	(t)	(0.28)	(0.51)
Other income (deductions)–other	(0.54)	(0.36)	(n)	(0.43)	(0.43)	(o)	(0.46)	(u)	(1.43)	(0.79)
Interest exp. and other charges	(0.21)	(0.21)	(p)	(0.10)	(0.10)	(v)	0.02		(0.29)	(0.31)
Income taxes–other	1.08	(0.16)	(q)	(0.02)	(0.02)		(0.11)	(r)	0.95	(0.18)
Preferred dividend and noncontrolling interest	(0.01)	(0.01)		-	-		-		(0.01)	(0.01)
Share effect	(0.12)	(0.12)	(w)	0.03	0.03		-		(0.09)	(0.09)
2022 earnings (loss)	6.84	8.20		(1.78)	(1.78)		0.31		5.37	6.42

Calculations may differ due to rounding

(c)Utility operating revenue / regulatory charges (credits) and Utility income taxes-other exclude the following for the return of unprotected excess ADIT to customers (net effect is neutral to earnings) ($ in millions):

	4Q22	4Q21	YTD22	YTD21
Utility operating revenue / regulatory charges (credits)	5	(16)	(45)	(88)
Utility income taxes-other	(5)	16	45	88
(d)Utility regulatory charges (credits) and Utility preferred dividend requirements and noncontrolling interest exclude the following for the effects of HLBV accounting and the approved deferral (net effect is neutral to earnings) ($ millions):

	4Q22	4Q21	YTD22	YTD21
Utility regulatory charges (credits)	14	18	26	18
Utility preferred dividend requirements and noncontrolling interest	(14)	(18)	(26)	(18)
(e)EPS effect is calculated by multiplying the pre-tax amount by the estimated income tax rate that is expected to apply and dividing by diluted average number of common shares outstanding for the prior period; income taxes–other represents income tax differences other than the tax effect of individual line items.

Utility as-reported operating revenue less fuel, fuel-related expenses and gas purchased for resale; purchased power; and regulatory charges (credits)-net variance analysis 2022 vs. 2021 ($ EPS)
	4Q	FY
Electric volume / weather	0.22	1.02
Retail electric price	0.31	1.30
1Q21 reversal of reg. provision for E-AR’s FRP 2019 netting adj.	-	(0.16)
1Q22 reg. provisions for true-up of E-LA and E-TX cost of debt from 2020 storms	-	0.07
2Q22 increase in provision for potential refunds in SERI complaints	-	(2.01)
2Q22 provision for customer sharing of E-LA securitization benefits	-	(0.81)
2Q22 reg. provisions for true-up of E-LA and E-TX equity carrying costs on 2020 storms	-	0.26
3Q21 MSS-4 ROE reserve adjustment	-	(0.07)
Reg. provision for decommissioning items	0.30	0.75
Retail gas distribution volume	0.03	0.08
Grand Gulf recovery	0.09	0.25
Other	0.07	0.22
Total	1.02	0.90
(f)The fourth quarter and full year earnings increases were driven by regulatory actions including E-AR’s FRP; E-LA’s FRP (including riders); E-MS’s FRP and various riders; E-NO’s FRP; and E-TX’s TCRF and DCRF. The increases also reflected higher volume, including the effects of weather. Other drivers included: changes in regulatory provisions for decommissioning items (the difference between expense and trust earnings plus costs collected in revenue, largely earnings neutral), higher Grand Gulf revenue, and higher volume for the natural gas distribution business. The full year variance also reflected various regulatory provisions and regulatory reserves (detailed in the table to the right), including the second quarter 2022 $551 million ($413 million after-tax) regulatory charge recorded by SERI to reflect the effects of a partial settlement agreement and offer of settlement related to proceedings pending before the FERC (this item was considered an adjustment and excluded from adjusted earnings), E-LA’s $224 million ($165 million after-tax) regulatory provision for sharing the benefits of E-LA’s securitization with customers (considered an adjustment and excluded from adjusted earnings), the regulatory provision for the true-up of E-LA and E-TX cost of debt from 2020 storms, and $59 million in revenues ($54 million after-tax) for the equity component of carrying charges on those storm costs ($46 million ($42 million after-tax) associated with prior years was considered an adjustment and excluded from adjusted earnings).
(g)The fourth quarter and full year earnings decreases included lower revenues from the shutdown of Palisades in May 2022. The full year decrease also reflected the shutdown of Indian Point 3 in April 2021, as well as lower realized wholesale energy price and volume.
(h)The fourth quarter and full year earnings decreases from higher Utility other O&M were primarily due to higher power delivery expenses, including vegetation management, reliability, and safety and training costs; higher nuclear generation spending due to higher scope of work and higher labor costs; an increase in non-nuclear generation expenses primarily due to higher costs associated with materials and supplies; higher customer service center support costs; higher bad debt expense; and higher energy efficiency expenses. Also contributing to the full year decrease was a $15 million pretax gain on the sale of an asset in the third quarter 2021 (considered an adjustment and excluded from adjusted earnings).
(i)The fourth quarter and full year earnings increases from lower EWC other O&M were due to the shutdown of Palisades in May 2022. The full year increase also reflected the shutdown of Indian Point 3 in April 2021 and lower severance and retention costs.
(j)The fourth quarter earnings decrease from higher EWC asset write-offs and impairments was due primarily to a gain from the settlement of spent fuel litigation at Indian Point recorded in fourth quarter 2021. The full year earnings increase from lower EWC asset write-offs and impairments also reflected the $340 million ($268 million net-of-tax) loss from the sale of Indian Point in May 2021 and a $165 million ($129 million net-of-tax) gain from the sale of Palisades in June 2022.
(k)The fourth quarter and full year earnings increases from lower EWC decommissioning expense were due to the sale of Palisades in June 2022. The full year increase also reflected the sale of Indian Point in May 2021.
(l)The fourth quarter and full year earnings decreases from higher Utility taxes other than income taxes were due to higher ad valorem taxes and franchise taxes. The full year decrease also reflected higher employment taxes.
(m)The fourth quarter and full year earnings decreases from higher Utility depreciation/amortization expense were due primarily to higher plant in service and updated depreciation rates for Grand Gulf, effective March 1, 2022. This was partially offset by an adjustment to SERI’s depreciation expense that resulted from FERC’s December 2022 order on the sale-leaseback complaint (considered an adjustment and excluded from adjusted earnings).
(n)The fourth quarter and full year earnings decreases from lower Utility other income (deductions)–other included differences in NDT returns (based on regulatory treatment, decommissioning-related variances are largely earnings neutral, as described in footnote f), partially offset by higher intercompany dividend income related to the new intercompany investment in preferred stock resulting from E-LA’s securitization compared to the previous affiliate preferred investment that was liquidated (largely offset in P&O). The full year decrease also reflected two items recorded in second quarter 2022 as a result of E-LA securitization: a $32 million reduction to interest and investment income (loss) was recorded to account for LURC’s 1% beneficial interest in the trust established as part of the securitization (considered an adjustment and excluded from adjusted earnings), and an adjustment to AFUDC-equity for the approved equity component of carrying costs on 2020 storms not previously recorded (the portion relating to prior years was considered an adjustment and excluded from adjusted earnings). Recognition of carrying charges on storm restoration costs also contributed to the full year decrease.
(o)The fourth quarter and full year earnings decreases from lower Parent & Other other income (deductions)–other were due to the timing of charitable contributions and higher interest related to the intercompany investment in preferred stock resulting from E-LA’s securitization compared to the previous affiliate preferred investment that was liquidated (largely offset in Utility).
(p)The fourth quarter and full year earnings decrease from higher Utility interest expense and other charges was due primarily to higher debt balances.
(q)The fourth quarter earnings decrease from Utility income taxes-other reflected several items. In fourth quarter 2021, the company recorded: a $29 million decrease in income tax expense as result of the enactment of Louisiana and Arkansas corporate income tax rate changes, an $8 million valuation allowance as a result of incurring storm restoration costs which impaired the realizability of certain net operating loss carryovers, and a $5 million provision for an uncertain tax position associated with state tax matters (the portion of these three items that related to prior years was considered an adjustment and excluded from adjusted earnings). In fourth quarter 2022, a $13 million increase in income tax expense was recorded as a result of FERC’s sale-leaseback order (this item was considered an adjustment and excluded from adjusted earnings). Additionally, amortization of protected excess ADIT was higher in fourth quarter 2021 as a result of storm damage, and other miscellaneous adjustments of $(6 million) were recorded in fourth quarter 2022 compared to $10 million in fourth quarter 2021. The full year as-reported earnings increase also reflected a second quarter 2022 $283 million income tax benefit related to securitization financing (this item was considered an adjustment and excluded from adjusted earnings).
(r)The fourth quarter and full year earnings decreases from EWC income taxes-other were due to a fourth quarter 2022 $9 million valuation allowance recorded on certain charitable contribution carryforwards. The full year decrease also reflected an accrual of an uncertain tax position as a result of a state tax audit in the third quarter 2022.
(s)The full year earnings increase from lower EWC nuclear refueling outage expense was due to the shutdown of Palisades in May 2022.
(t)The full year earnings increase from lower EWC depreciation/amortization expense was due to the shutdown of Indian Point 3 in April 2021 and Palisades in May 2022.
(u)The full year earnings decrease from lower EWC other income (deductions)–other was due largely to the absence of earnings from NDTs that were transferred in the sale of Indian Point and the performance of Palisades NDTs.
(v)The full year earnings decrease from higher Parent & Other interest expense and other charges was due primarily to higher interest rates and lower intercompany guarantee activity.
(w)The full year earnings per share impacts from share effect were due to settlement of equity forward sales in November 2022 under the company’s ATM program.

C: Utility operating and financial measures
Appendix C provides comparative summaries of Utility operating and financial measures.

Appendix C: Utility operating and financial measures
Fourth quarter and full year 2022 vs. 2021
	Fourth quarter				Full year
	2022	2021	% Change	% Weather adjusted (x)	2022	2021	% Change	% Weather adjusted (x)
GWh sold
Residential	7,916	7,535	5.1	(2.6)	37,134	35,230	5.4	(0.2)
Commercial	6,284	6,310	(0.4)	2.4	27,982	26,800	4.4	4.6
Governmental	583	581	0.3	0.9	2,512	2,426	3.5	3.6
Industrial	12,599	12,468	1.1	1.1	52,501	49,866	5.3	5.3
Total retail sales	27,382	26,894	1.8	0.3	120,129	114,322	5.1	3.4
Wholesale	3,597	3,291	9.3		15,968	16,656	(4.1)
Total sales	30,979	30,185	2.6		136,097	130,978	3.9

Number of electric retail customers
Residential					2,564,646	2,546,759	0.7
Commercial					371,407	368,631	0.8
Governmental					18,304	18,202	0.6
Industrial					47,711	50,814	(6.1)
Total retail customers					3,002,068	2,984,406	0.6

Other O&M and refueling outage expense per MWh	$26.01	$24.85	4.7		$22.32	$21.26	5.0

Calculations may differ due to rounding
(x)The effects of weather were estimated using heating degree days and cooling degree days for the period from certain locations within each jurisdiction and comparing to “normal” weather based on 20-year historical data. The models used to estimate weather are updated periodically and are subject to change.

On a weather-adjusted basis for fourth quarter 2022, retail sales increased 0.3 percent. Residential sales were (2.6) percent lower and commercial sales increased 2.4 percent. Industrial sales increased 1.1 percent due to continued growth from new/expansion customers and lower sales in 2021 as a result of Hurricane Ida, partially offset by facility shutdowns and outages.

On a weather-adjusted basis for full year 2022, retail sales increased 3.4 percent. Residential sales were (0.2) percent lower and commercial sales increased 4.6 percent. Industrial sales volume increased 5.3 percent reflecting an increase in demand from new/expansion projects (primarily in the chemicals, transportation, and paper industries), higher demand from cogeneration customers, and lower sales in 2021 as a result of Hurricane Ida.

D: EWC operating and financial measures
Appendix D-1 provides a comparative summary of EWC operating and financial measures.

Appendix D-1: EWC operating and financial measures
Fourth quarter and full year 2022 vs. 2021
	Fourth quarter			Full year
	2022	2021	% Change	2022	2021	% Change
Owned capacity (MW) (y)	181	1,205	(85.0)	181	1,205	(85.0)
GWh billed	398	2,065	(80.7)	4,570	11,328	(59.7)

EWC nuclear fleet
Capacity factor	-	100%	n/a	93%	97%	(4.1)
GWh billed	-	1,790	n/a	2,741	9,836	(72.1)
Production cost per MWh	-	$28.76	n/a	$26.93	$24.31	10.8
Average energy/capacity revenue per MWh	-	$54.15	n/a	$49.00	$54.67	(10.4)

Calculations may differ due to rounding
(y)2022 excludes the Palisades plant (811 MW), which was shut down on 5/20/22, and the RS Cogen power plant (213 MW), which was sold on 10/31/22.

Appendix D-2 provides a comparative summary of EWC adjusted EBITDA (non-GAAP).

Appendix D-2: EWC adjusted EBITDA - reconciliation of GAAP to non-GAAP measures
Fourth quarter and full year 2022 vs. 2021
($ in millions)	Fourth quarter			Full year
	2022	2021	Change	2022	2021	Change
Net income (loss)	(12)	90	(101)	65	(121)	186
Add back: interest expense	3	2	1	8	13	(6)
Add back: income taxes	8	22	(14)	54	(25)	80
Add back: depreciation and amortization	1	9	(7)	14	44	(30)
Subtract: interest and investment income	4	18	(14)	(34)	119	(153)
Add back: decommissioning expense	-	14	(14)	28	120	(92)
Adjusted EBITDA (non-GAAP)	(3)	118	(121)	204	(87)	291

Calculations may differ due to rounding

E: Consolidated financial measures
Appendix E provides comparative financial measures. Financial measures in this table include those calculated and presented in accordance with GAAP, as well as those that are considered non-GAAP financial measures.

Appendix E: GAAP and non-GAAP financial measures
Full year 2022 vs. 2021 (See Appendix G for reconciliation of GAAP to non-GAAP financial measures)

For 12 months ending December 31	2022	2021	Change
GAAP measure
As-reported ROE	9.0%	9.9%	(0.9)%

Non-GAAP financial measure
Adjusted ROE	10.7%	10.8%	(0.01)%

As of December 31 ($ in millions, except where noted)	2022	2021	Change
GAAP measures
Cash and cash equivalents	224	443	(218)
Available revolver capacity	4,241	3,985	256
Commercial paper	828	1,201	(374)
Total debt	26,829	27,154	(326)
Securitization debt	293	84	209
Debt to capital	66.9%	69.5%	(2.6)%
Off-balance sheet liabilities:
Debt of joint ventures – Entergy’s share	-	7	(7)

Storm escrows	402	33	369

Non-GAAP financial measures ($ in millions, except where noted)
Debt to capital, excluding securitization debt	66.6%	69.4%	(2.8)%
Net debt to net capital, excluding securitization debt	66.5%	69.1%	(2.6)%
Gross liquidity	4,465	4,428	37
Net liquidity	3,638	3,227	411
Net liquidity, including storm escrows	4,040	3,260	780
Parent debt to total debt, excluding securitization debt	18.8%	22.2%	(3.4)%
FFO to debt, excluding securitization debt	12.4%	9.4%	3.0%
FFO to debt, excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with the exit of EWC	12.8%	10.1%	2.6%

Calculations may differ due to rounding

F: Definitions and abbreviations and acronyms
Appendix F-1 provides definitions of certain operating measures, as well as GAAP and non-GAAP financial measures.

Appendix F-1: Definitions
Utility operating and financial measures
GWh sold	Total number of GWh sold to retail and wholesale customers
Number of electric retail customers	Average number of electric customers over the period
Other O&M and refueling outage expense per MWh	Other operation and maintenance expense plus nuclear refueling outage expense per MWh of total sales

EWC operating and financial measures
Adjusted EBITDA (non-GAAP)	Earnings before interest, income taxes, and depreciation and amortization, and excluding decommissioning expense
Capacity factor	Normalized percentage of the period that the nuclear plants generate power
GWh billed	Total number of GWh billed to customers and financially-settled instruments
Owned capacity (MW)	Installed capacity owned by EWC
Production cost per MWh	Fuel and other O&M expenses according to accounting standards that directly relate to the production of electricity per MWh (based on net generation)

Financial measures – GAAP
As-reported ROE	12-months rolling net income attributable to Entergy Corp. divided by avg. common equity
Debt of joint ventures – Entergy’s share	Entergy’s share of debt issued by business joint ventures at EWC
Debt to capital	Total debt divided by total capitalization
Available revolver capacity	Amount of undrawn capacity remaining on corporate and subsidiary revolvers
Securitization debt	Debt on the balance sheet associated with securitization bonds that is secured by certain future customer collections
Total debt	Sum of short-term and long-term debt, notes payable and commercial paper, and finance leases on the balance sheet

Financial measures – non-GAAP
Adjusted EPS	As-reported EPS excluding adjustments
Adjusted ROE	12-months rolling adjusted net income attributable to Entergy Corp. divided by avg. common equity
Adjustments	Unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as the results of the EWC segment, significant regulatory charges, significant income tax items, and other items such as certain costs, expenses, or other specified items
Debt to capital, excluding securitization debt	Total debt divided by total capitalization, excluding securitization debt
FFO	OCF less AFUDC-borrowed funds, working capital items in OCF (receivables, fuel inventory, accounts payable, taxes accrued, interest accrued, and other working capital accounts), and securitization regulatory charges
FFO to debt, excluding securitization debt	12-months rolling FFO as a percentage of end of period total debt excl. securitization debt
FFO to debt, excl. securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with the exit of EWC
12-months rolling FFO excluding return of unprotected excess ADIT and severance and retention payments associated with the exit of EWC as a percentage of end of period total debt excluding securitization debt

Gross liquidity	Sum of cash and available revolver capacity
Net debt to net capital, excl. securitization debt	Total debt less cash and cash equivalents divided by total capitalization less cash and cash equivalents, excluding securitization debt
Net liquidity	Sum of cash and available revolver capacity less commercial paper borrowing
Net liquidity, including storm escrows	Sum of cash, available revolver capacity, and escrow accounts available for certain storm expenses, less commercial paper borrowing
Parent debt to total debt, excl. securitization debt	Entergy Corp. debt, incl. amounts drawn on credit revolver and commercial paper facilities, as a percent of consolidated total debt, excl. securitization debt

Appendix F-2 explains abbreviations and acronyms used in the quarterly earnings materials.

Appendix F-2: Abbreviations and acronyms
ADIT AFUDC AFUDC – borrowed funds AGA ALJ AMI APSC ATM bbl Bcf/D bps CAGR CCGT CCNO CFO COD DCRF DTA E-AR E-LA E-MS E-NO E-TX EBITDA EEI EPS ESG ETR EWC FERC FFO FIN 48 FRP GAAP GCRR Grand Gulf or GGNS HLBV IIRR-G
Accumulated deferred income taxes
Allowance for funds used during construction
Allowance for borrowed funds used during construction
American Gas Association
Administrative law judge
Advanced metering infrastructure
Arkansas Public Service Commission
At the market equity issuance program
Barrels
Billion cubic feet per day
Basis points
Compound annual growth rate
Combined cycle gas turbine
Council of the City of New Orleans
Cash from operations
Commercial operation date
Distribution cost recovery factor
Deferred tax asset
Entergy Arkansas, LLC
Entergy Louisiana, LLC
Entergy Mississippi, LLC
Entergy New Orleans, LLC
Entergy Texas, Inc.
Earnings before interest, income taxes, and depreciation and amortization
Edison Electric Institute
Earnings per share
Environmental, social, and governance
Entergy Corporation
Entergy Wholesale Commodities
Federal Energy Regulatory Commission
Funds from operations
FASB Interpretation No.48, “Accounting for Uncertainty in Income Taxes”
Formula rate plan
U.S. generally accepted accounting principles
Generation Cost Recovery Rider
Unit 1 of Grand Gulf Nuclear Station (nuclear), 90% owned or leased by SERI
Hypothetical liquidation at book value
Infrastructure investment recovery rider – gas
Indian Point 3 or IP3 IPEC or Indian Point LNG LPSC LTM LURC MISO MMBtu Moody’s MOU MPSC MTEP NBP NDT NYSE OCAPS OCF OpCo OPEB Other O&M P&O Palisades PMR PPA PUCT RFP ROE RS Cogen RSP S&P SEC SERI TCRF TRAM UPSA WACC
Indian Point Energy Center Unit 3 (nuclear)
(shut down April 2021, sold May 2021)
Indian Point Energy Center (nuclear)
(sold 5/28/21)
Liquified natural gas
Louisiana Public Service Commission
Last twelve months
Louisiana Utility Restoration Corporation
Midcontinent Independent System Operator, Inc.
Million British thermal units
Moody’s Investor Service
Memorandum of understanding
Mississippi Public Service Commission
MISO Transmission Expansion Plan
National Balancing Point
Nuclear decommissioning trust
New York Stock Exchange
Orange County Advanced Power Station
Net cash flow provided by operating activities
Utility operating company
Other post-employment benefits
Other non-fuel operation and maintenance expense
Parent & Other
Palisades Power Plant (nuclear) (shut down May 2022, sold June 2022)
Performance Management Rider
Power purchase agreement or purchased power agreement
Public Utility Commission of Texas
Request for proposals
Return on equity
RS Cogen facility (CCGT cogeneration) (sold 10/31/22)
Rate Stabilization Plan (E-LA Gas)
Standard & Poor’s
U.S. Securities and Exchange Commission
System Energy Resources, Inc.
Transmission cost recovery factor
Tax reform adjustment mechanism
Unit Power Sales Agreement
Weighted-average cost of capital

G: Other GAAP to non-GAAP reconciliations
Appendix G-1, Appendix G-2, and Appendix G-3 provide reconciliations of various non-GAAP financial measures disclosed in this news release to their most comparable GAAP measure.

Appendix G-1: Reconciliation of GAAP to non-GAAP financial measures – ROE
(LTM $ in millions except where noted)		Fourth quarter
		2022	2021
As-reported net income (loss) attributable to Entergy Corporation	(A)	1,103	1,118
Adjustments	(B)	(217)	(97)

Adjusted earnings (non-GAAP)	(A-B)	1,320	1,215

Average common equity (average of beginning and ending balances)	(C)	12,302	11,282

As-reported ROE	(A/C)	9.0%	9.9%
Adjusted ROE (non-GAAP)	[(A-B)/C]	10.7%	10.8%

Calculations may differ due to rounding

Appendix G-2: Reconciliation of GAAP to non-GAAP financial measures – debt ratios excluding securitization debt; gross liquidity; net liquidity; net liquidity, including storm escrows
($ in millions except where noted)		Fourth quarter
		2022	2021
Total debt	(A)	26,829	27,154
Less securitization debt	(B)	293	84
Total debt, excluding securitization debt	(C)	26,536	27,071
Less cash and cash equivalents	(D)	224	443
Net debt, excluding securitization debt	(E)	26,312	26,628

Commercial paper	(F)	828	1,201

Total capitalization	(G)	40,113	39,079
Less securitization debt	(B)	293	84
Total capitalization, excluding securitization debt	(H)	39,820	38,995
Less cash and cash equivalents	(D)	224	443
Net capital, excluding securitization debt	(I)	39,596	38,553

Debt to capital	(A/G)	66.9%	69.5%
Debt to capital, excluding securitization debt (non-GAAP)	(C/H)	66.6%	69.4%
Net debt to net capital, excluding securitization debt (non-GAAP)	(E/I)	66.5%	69.1%

Available revolver capacity	(J)	4,241	3,985

Storm escrows	(K)	402	33

Gross liquidity (non-GAAP)	(D+J)	4,465	4,428
Net liquidity (non-GAAP)	(D+J-F)	3,638	3,227
Net liquidity, including storm escrows (non-GAAP)	(D+J-F+K)	4,040	3,260

Entergy Corporation notes:
Due July 2022		-	650
Due September 2025		800	800
Due September 2026		750	750
Due June 2028		650	650
Due June 2030		600	600
Due June 2031		650	650
Due June 2050		600	600
Total Entergy Corporation notes	(L)	4,050	4,700
Revolver draw	(M)	150	165
Unamortized debt issuance costs and discounts	(N)	(43)	(49)
Total parent debt	(F+L+M+N)	4,985	6,017
Parent debt to total debt, excluding securitization debt (non-GAAP)	[(F+L+M+N)/C]	18.8%	22.2%

Calculations may differ due to rounding

Appendix G-3: Reconciliation of GAAP to non-GAAP financial measures – FFO to debt, excluding securitization debt; FFO to debt, excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with the exit of EWC
($ in millions except where noted)		Fourth Quarter
		2022	2021
Total debt	(A)	26,829	27,154
Less securitization debt	(B)	293	84
Total debt, excluding securitization debt	(C)	26,536	27,071

Net cash flow provided by operating activities, LTM	(D)	2,585	2,301

AFUDC – borrowed funds, LTM	(E)	(28)	(29)

Working capital items in net cash flow provided by operating activities, LTM:
Receivables		(157)	(85)
Fuel inventory		7	18
Accounts payable		(102)	270
Taxes accrued		4	(21)
Interest accrued		4	(11)
Deferred fuel costs		(394)	(466)
Other working capital accounts		(157)	(54)
Securitization regulatory charges, LTM		62	83
Total	(F)	(733)	(266)

FFO, LTM (non-GAAP)	(G)=(D+E-F)	3,290	2,538

FFO to debt, excluding securitization debt (non-GAAP)	(G/C)	12.4%	9.4%

Estimated return of unprotected excess ADIT, LTM	(H)	56	87
Severance and retention payments associated with exit of EWC, LTM pre-tax	(I)	40	120

FFO to debt, excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with the exit of EWC (non-GAAP)	[(G+H+I)/(C)]	12.8%	10.1%

Calculations may differ due to rounding

Financial Statements

Entergy Corporation
Consolidating Balance Sheet
December 31, 2022
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$101,049	$1,758	$12,483	$115,290
Temporary cash investments	47,186	912	60,776	108,874
Total cash and cash equivalents	148,235	2,670	73,259	224,164
Notes receivable	—	(75,000)	75,000	—
Accounts receivable:
Customer	788,552	—	—	788,552
Allowance for doubtful accounts	(30,856)	—	—	(30,856)
Associated companies	7,991	(9,407)	1,416	—
Other	223,752	4	17,946	241,702
Accrued unbilled revenues	495,859	—	—	495,859
Total accounts receivable	1,485,298	(9,403)	19,362	1,495,257
Deferred fuel costs	710,401	—	—	710,401
Fuel inventory - at average cost	141,174	—	6,458	147,632
Materials and supplies - at average cost	1,179,344	—	3,964	1,183,308
Deferred nuclear refueling outage costs	143,653	—	—	143,653
Prepayments and other	190,942	(8,673)	8,342	190,611
TOTAL	3,999,047	(90,406)	186,385	4,095,026

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates	3,176,229	(3,176,315)	86	—
Decommissioning trust funds	4,121,864	—	—	4,121,864
Non-utility property - at cost (less accumulated depreciation)	357,763	(16)	8,658	366,405
Storm reserve escrow account	401,955	—	—	401,955
Other	42,154	51,497	8,608	102,259
TOTAL	8,099,965	(3,124,834)	17,352	4,992,483

PROPERTY, PLANT, AND EQUIPMENT

Electric	64,435,141	5,313	206,457	64,646,911
Natural gas	691,970	—	—	691,970
Construction work in progress	1,843,160	352	659	1,844,171
Nuclear fuel	582,119	—	—	582,119
TOTAL PROPERTY, PLANT, AND EQUIPMENT	67,552,390	5,665	207,116	67,765,171
Less - accumulated depreciation and amortization	25,137,429	200	150,418	25,288,047
PROPERTY, PLANT, AND EQUIPMENT - NET	42,414,961	5,465	56,698	42,477,124

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Other regulatory assets	6,036,397	—	—	6,036,397
Deferred fuel costs	241,085	—	—	241,085
Goodwill	374,099	—	3,073	377,172
Accumulated deferred income taxes	81,315	358	2,427	84,100
Other	152,374	10,903	128,527	291,804
TOTAL	6,885,270	11,261	134,027	7,030,558

TOTAL ASSETS	$61,399,243	$(3,198,514)	$394,462	$58,595,191

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2022
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Currently maturing long-term debt	$2,170,037	$—	$139,000	$2,309,037
Notes payable and commercial paper:
Other	—	827,621	—	827,621
Account payable:
Associated companies	42,681	(39,329)	(3,352)	—
Other	1,769,731	83	7,776	1,777,590
Customer deposits	424,723	—	—	424,723
Taxes accrued	407,244	2,887	13,960	424,091
Interest accrued	181,960	12,927	377	195,264
Pension and other postretirement liabilities	89,348	—	15,497	104,845
Sale-leaseback/depreciation regulatory liability	103,497	—	—	103,497
Other	195,983	1,915	4,881	202,779
TOTAL	5,385,204	806,104	178,139	6,369,447

NON-CURRENT LIABILITIES
Accumulated deferred income taxes and taxes accrued	5,923,987	(638,476)	(466,674)	4,818,837
Accumulated deferred investment tax credits	211,220	—	—	211,220
Regulatory liability for income taxes - net	1,258,276	—	—	1,258,276
Other regulatory liabilities	2,324,590	—	—	2,324,590
Decommissioning and retirement cost liabilities	4,270,916	—	615	4,271,531
Accumulated provisions	530,910	—	291	531,201
Pension and other postretirement liabilities	1,047,018	—	166,537	1,213,555
Long-term debt	19,466,346	4,157,166	—	23,623,512
Other	1,104,215	(459,639)	44,144	688,720
TOTAL	36,137,478	3,059,051	(255,087)	38,941,442

Subsidiaries' preferred stock without sinking fund	195,161	—	24,249	219,410

EQUITY
Preferred stock, no par value, authorized 1,000,000 shares;
issued shares in 2022 - none	—	—	—	—
Common stock, $.01 par value, authorized 499,000,000 shares;
issued 279,653,929 shares in 2022	2,458,748	(2,657,052)	201,101	2,797
Paid-in capital	3,694,509	(1,619,515)	5,557,901	7,632,895
Retained earnings	13,504,961	2,075,642	(5,078,562)	10,502,041
Accumulated other comprehensive loss	41,525	—	(233,279)	(191,754)
Less - treasury stock, at cost (68,477,429 shares in 2022)	120,000	4,858,994	—	4,978,994
TOTAL COMMON SHAREHOLDERS' EQUITY	19,579,743	(7,059,919)	447,161	12,966,985
Subsidiaries' preferred stock without sinking fund
and noncontrolling interests	101,657	(3,750)	—	97,907
TOTAL	19,681,400	(7,063,669)	447,161	13,064,892

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$61,399,243	$(3,198,514)	$394,462	$58,595,191

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2021
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$40,303	$3,144	$1,497	$44,944
Temporary cash investments	270,947	8,126	118,542	397,615
Total cash and cash equivalents	311,250	11,270	120,039	442,559
Notes receivable	—	(84,000)	84,000	—
Accounts receivable:
Customer	747,423	—	39,443	786,866
Allowance for doubtful accounts	(68,608)	—	—	(68,608)
Associated companies	12,448	(13,069)	621	—
Other	137,817	345	93,681	231,843
Accrued unbilled revenues	420,255	—	—	420,255
Total accounts receivable	1,249,335	(12,724)	133,745	1,370,356
Deferred fuel costs	324,394	—	—	324,394
Fuel inventory - at average cost	149,817	—	4,758	154,575
Materials and supplies - at average cost	1,022,137	—	19,378	1,041,515
Deferred nuclear refueling outage costs	115,024	—	18,398	133,422
Prepayments and other	162,559	(16,251)	10,466	156,774
TOTAL	3,334,516	(101,705)	390,784	3,623,595

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates	1,482,963	(1,483,049)	22,090	22,004
Decommissioning trust funds	4,938,194	—	575,822	5,514,016
Non-utility property - at cost (less accumulated depreciation)	344,427	(14)	13,163	357,576
Storm reserve escrow	33,186	—	—	33,186
Other	48,932	46,339	8,994	104,265
TOTAL	6,847,702	(1,436,724)	620,069	6,031,047

PROPERTY, PLANT, AND EQUIPMENT

Electric	63,775,441	10,869	476,940	64,263,250
Natural gas	658,989	—	—	658,989
Construction work in progress	1,510,840	257	869	1,511,966
Nuclear fuel	562,910	—	14,096	577,006
TOTAL PROPERTY, PLANT, AND EQUIPMENT	66,508,180	11,126	491,905	67,011,211
Less - accumulated depreciation and amortization	24,346,483	5,968	414,600	24,767,051
PROPERTY, PLANT, AND EQUIPMENT - NET	42,161,697	5,158	77,305	42,244,160

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Other regulatory assets	6,613,256	—	—	6,613,256
Deferred fuel costs	240,953	—	—	240,953
Goodwill	374,099	—	3,073	377,172
Accumulated deferred income taxes	47,641	59	6,486	54,186
Other	113,761	11,154	144,958	269,873
TOTAL	7,389,710	11,213	154,517	7,555,440

TOTAL ASSETS	$59,733,625	$(1,522,058)	$1,242,675	$59,454,242

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2021
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Currently maturing long-term debt	$250,329	$650,000	$139,000	$1,039,329
Notes payable and commercial paper:
Other	—	1,201,177	—	1,201,177
Account payable:
Associated companies	38,168	(41,588)	3,420	—
Other	2,544,419	77	65,636	2,610,132
Customer deposits	395,184	—	—	395,184
Taxes accrued	417,949	3,680	(1,801)	419,828
Interest accrued	166,149	24,506	496	191,151
Deferred fuel costs	7,607	—	—	7,607
Pension and other postretirement liabilities	55,528	—	12,808	68,336
Current portion of unprotected excess accumulated
deferred income taxes	53,385	—	—	53,385
Other	190,473	1,893	12,247	204,613
TOTAL	4,119,191	1,839,745	231,806	6,190,742

NON-CURRENT LIABILITIES
Accumulated deferred income taxes and taxes accrued	5,737,096	(477,484)	(552,815)	4,706,797
Accumulated deferred investment tax credits	211,975	—	—	211,975
Regulatory liability for income taxes - net	1,255,692	—	—	1,255,692
Other regulatory liabilities	2,643,845	—	—	2,643,845
Decommissioning and retirement cost liabilities	4,074,078	—	683,006	4,757,084
Accumulated provisions	156,823	—	299	157,122
Pension and other postretirement liabilities	1,601,648	—	347,677	1,949,325
Long-term debt	20,675,567	4,166,005	—	24,841,572
Other	1,207,314	(453,928)	61,898	815,284
TOTAL	37,564,038	3,234,593	540,065	41,338,696

Subsidiaries' preferred stock without sinking fund	195,161	—	24,249	219,410

EQUITY
Preferred stock, no par value, authorized 1,000,000 shares;
issued shares in 2021 - none	—	—	—	—
Common stock, $.01 par value, authorized 499,000,000 shares;
issued 271,965,510 shares in 2021	2,323,748	(2,522,131)	201,103	2,720
Paid-in capital	4,482,797	1,314,411	969,031	6,766,239
Retained earnings	11,149,232	(465,227)	(443,453)	10,240,552
Accumulated other comprehensive loss	(52,402)	—	(280,126)	(332,528)
Less - treasury stock, at cost (69,312,326 shares in 2021)	120,000	4,919,699	—	5,039,699
TOTAL COMMON SHAREHOLDERS' EQUITY	17,783,375	(6,592,646)	446,555	11,637,284
Subsidiaries' preferred stock without sinking fund
and noncontrolling interest	71,860	(3,750)	—	68,110
TOTAL	17,855,235	(6,596,396)	446,555	11,705,394

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$59,733,625	$(1,522,058)	$1,242,675	$59,454,242

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended December 31, 2022
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$3,162,759	$(3)	$—	$3,162,756
Natural gas	67,003	—	—	67,003
Competitive businesses	—	—	42,741	42,741
Total	3,229,762	(3)	42,741	3,272,500

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,029,183	(3)	17,976	1,047,156
Purchased power	286,626	3	19,597	306,226
Nuclear refueling outage expenses	36,407	—	—	36,407
Other operation and maintenance	769,526	9,877	9,384	788,787
Decommissioning	49,893	—	12	49,905
Taxes other than income taxes	188,081	(125)	3,134	191,090
Depreciation and amortization	422,474	234	1,296	424,004
Other regulatory charges (credits) - net	(19,952)	—	—	(19,952)
Total	2,762,238	9,986	51,399	2,823,623

OPERATING INCOME	467,524	(9,989)	(8,658)	448,877

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	23,147	—	—	23,147
Interest and investment income	93,341	(54,675)	3,754	42,420
Miscellaneous - net	(75,758)	(38,583)	3,994	(110,347)
Total	40,730	(93,258)	7,748	(44,780)

INTEREST EXPENSE
Interest expense	201,658	41,201	2,644	245,503
Allowance for borrowed funds used during construction	(9,114)	—	—	(9,114)
Total	192,544	41,201	2,644	236,389

INCOME BEFORE INCOME TAXES	315,710	(144,448)	(3,554)	167,708

Income taxes	83,994	(22,063)	8,125	70,056

CONSOLIDATED NET INCOME	231,716	(122,385)	(11,679)	97,652

Preferred dividend requirements of subsidiaries and noncontrolling interests	(9,321)	(48)	547	(8,822)

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$241,037	$(122,337)	$(12,226)	$106,474

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.16	($0.59)	($0.06)	$0.51
DILUTED	$1.15	($0.58)	($0.06)	$0.51

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				207,984,460
DILUTED				209,104,938
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended December 31, 2021
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$2,534,243	$(12)	$—	$2,534,231
Natural gas	49,190	—	—	49,190
Competitive businesses	—	21	139,014	139,035
Total	2,583,433	9	139,014	2,722,456

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	573,387	(1)	19,694	593,080
Purchased power	313,051	1	15,187	328,239
Nuclear refueling outage expenses	30,585	—	11,304	41,889
Other operation and maintenance	719,476	7,322	53,324	780,122
Asset write-offs, impairments, and related charges (credits)	—	—	(81,601)	(81,601)
Decommissioning	47,461	—	13,745	61,206
Taxes other than income taxes	162,975	(305)	2,660	165,330
Depreciation and amortization	417,062	697	8,718	426,477
Other regulatory charges (credits) - net	66,164	—	—	66,164
Total	2,330,161	7,714	43,031	2,380,906

OPERATING INCOME	253,272	(7,705)	95,983	341,550

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	21,844	—	—	21,844
Interest and investment income	155,241	(32,740)	18,208	140,709
Miscellaneous - net	(58,138)	(2,476)	(594)	(61,208)
Total	118,947	(35,216)	17,614	101,345

INTEREST EXPENSE
Interest expense	183,953	35,011	1,909	220,873
Allowance for borrowed funds used during construction	(8,930)	—	—	(8,930)
Total	175,023	35,011	1,909	211,943

INCOME BEFORE INCOME TAXES	197,196	(77,932)	111,688	230,952

Income taxes	(26,357)	(9,994)	21,917	(14,434)

CONSOLIDATED NET INCOME	223,553	(67,938)	89,771	245,386

Preferred dividend requirements of subsidiaries and noncontrolling interest	(14,031)	(28)	547	(13,512)

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$237,584	$(67,910)	$89,224	$258,898

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.18	($0.34)	$0.44	$1.28
DILUTED	$1.17	($0.33)	$0.44	$1.28

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				201,491,204
DILUTED				202,798,269
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Year to Date Ended December 31, 2022
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$13,186,884	$(39)	$—	$13,186,845
Natural gas	233,920	—	—	233,920
Competitive businesses	—	11	343,461	343,472
Total	13,420,804	(28)	343,461	13,764,237

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	3,634,394	(28)	98,485	3,732,851
Purchased power	1,478,121	28	83,395	1,561,544
Nuclear refueling outage expenses	137,618	—	18,414	156,032
Other operation and maintenance	2,899,759	35,677	103,023	3,038,459
Asset write-offs, impairments, and related charges (credits)	—	—	(163,464)	(163,464)
Decommissioning	195,831	—	28,245	224,076
Taxes other than income taxes	716,560	738	16,240	733,538
Depreciation and amortization	1,745,822	883	14,318	1,761,023
Other regulatory charges (credits) - net	669,403	—	—	669,403
Total	11,477,508	37,298	198,656	11,713,462

OPERATING INCOME	1,943,296	(37,326)	144,805	2,050,775

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	72,832	—	—	72,832
Interest and investment income (loss)	145,968	(187,152)	(34,397)	(75,581)
Miscellaneous - net	(47,604)	(46,618)	16,593	(77,629)
Total	171,196	(233,770)	(17,804)	(80,378)

INTEREST EXPENSE
Interest expense	777,998	154,348	7,714	940,060
Allowance for borrowed funds used during construction	(27,823)	—	—	(27,823)
Total	750,175	154,348	7,714	912,237

INCOME BEFORE INCOME TAXES	1,364,317	(425,444)	119,287	1,058,160

Income taxes	(34,263)	(59,180)	54,465	(38,978)

CONSOLIDATED NET INCOME	1,398,580	(366,264)	64,822	1,097,138

Preferred dividend requirements of subsidiaries and noncontrolling interests	(8,025)	(191)	2,188	(6,028)

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,406,605	$(366,073)	$62,634	$1,103,166

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$6.88	($1.79)	$0.31	$5.40
DILUTED	$6.84	($1.78)	$0.31	$5.37

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				204,450,354
DILUTED				205,547,578
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Year to Date Ended December 31, 2021
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$10,874,064	$(69)	$—	$10,873,995
Natural gas	170,610	—	—	170,610
Competitive businesses	—	127	698,164	698,291
Total	11,044,674	58	698,164	11,742,896

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,375,456	(29)	82,669	2,458,096
Purchased power	1,198,755	29	72,893	1,271,677
Nuclear refueling outage expenses	127,758	—	44,878	172,636
Other operation and maintenance	2,657,025	25,068	286,528	2,968,621
Asset write-offs, impairments and related charges	—	—	263,625	263,625
Decommissioning	186,238	—	120,173	306,411
Taxes other than income taxes	642,604	493	17,193	660,290
Depreciation and amortization	1,637,151	2,706	44,429	1,684,286
Other regulatory charges (credits) - net	111,628	—	—	111,628
Total	8,936,615	28,267	932,388	9,897,270

OPERATING INCOME	2,108,059	(28,209)	(234,224)	1,845,626

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	70,473	—	—	70,473
Interest and investment income	442,817	(130,948)	118,597	430,466
Miscellaneous - net	(176,649)	(8,020)	(17,109)	(201,778)
Total	336,641	(138,968)	101,488	299,161

INTEREST EXPENSE
Interest expense	721,022	129,356	13,334	863,712
Allowance for borrowed funds used during construction	(29,018)	—	—	(29,018)
Total	692,004	129,356	13,334	834,694

INCOME BEFORE INCOME TAXES	1,752,696	(296,533)	(146,070)	1,310,093

Income taxes	264,209	(47,454)	(25,381)	191,374

CONSOLIDATED NET INCOME	1,488,487	(249,079)	(120,689)	1,118,719

Preferred dividend requirements of subsidiaries and noncontrolling interest	(1,933)	(28)	2,188	227

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,490,420	$(249,051)	$(122,877)	$1,118,492

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$7.42	($1.24)	($0.61)	$5.57
DILUTED	$7.38	($1.23)	($0.61)	$5.54

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				200,941,511
DILUTED				201,873,024
*Totals may not foot due to rounding.

Entergy Corporation
Consolidated Cash Flow Statement
Three Months Ended December 31, 2022 vs. 2021
(Dollars in thousands)
(Unaudited)
	2022	2021	Variance

OPERATING ACTIVITIES
Consolidated net income	$97,652	$245,386	$(147,734)
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	522,615	546,621	(24,006)
Deferred income taxes, investment tax credits, and non-current taxes accrued	29,518	(31,474)	60,992
Asset write-offs, impairments, and related charges (credits)	—	(81,601)	81,601
Changes in working capital:
Receivables	211,505	160,453	51,052
Fuel inventory	(12,490)	(28,592)	16,102
Accounts payable	(42,226)	(92,732)	50,506
Taxes accrued	(85,291)	(40,794)	(44,497)
Interest accrued	(34,248)	(39,953)	5,705
Deferred fuel costs	427,640	(109,217)	536,857
Other working capital accounts	(32,558)	40,908	(73,466)
Changes in provisions for estimated losses	76,237	(13,136)	89,373
Changes in other regulatory assets	(10,269)	94,465	(104,734)
Changes in other regulatory liabilities	(150,244)	(73,670)	(76,574)
Effects of securitization on regulatory asset	95,920	—	95,920
Changes in pension and other postretirement liabilities	(441,120)	(475,139)	34,019
Other	123,408	188,205	(64,797)
Net cash flow provided by operating activities	776,049	289,730	486,319
INVESTING ACTIVITIES
Construction/capital expenditures	(1,212,005)	(2,161,664)	949,659
Allowance for equity funds used during construction	23,147	21,844	1,303
Nuclear fuel purchases	(97,994)	(38,906)	(59,088)
Payment for purchase of assets	—	(131,770)	131,770
Net proceeds from sale of assets	5,887	—	5,887
Changes in securitization account	14,290	(193)	14,483
Payments to storm reserve escrow account	(202,455)	(2)	(202,453)
Receipts from storm reserve escrow account	125,001	—	125,001
Decrease (increase) in other investments	29,910	(1,896)	31,806
Proceeds from nuclear decommissioning trust fund sales	259,382	1,078,487	(819,105)
Investment in nuclear decommissioning trust funds	(286,093)	(1,083,201)	797,108
Net cash flow used in investing activities	(1,340,930)	(2,317,301)	976,371
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	703,142	2,039,275	(1,336,133)
Treasury stock	240	364	(124)
Common stock	852,555	173,959	678,596
Retirement of long-term debt	(997,261)	(781,036)	(216,225)
Changes in credit borrowings and commercial paper - net	(559,011)	194,856	(753,867)
Capital contributions from noncontrolling interests	15,107	51,202	(36,095)
Other	1,102	(955)	2,057
Dividends paid:
Common stock	(225,740)	(202,991)	(22,749)
Preferred stock	(4,580)	(4,580)	—
Net cash flow provided by (used in) financing activities	(214,446)	1,470,094	(1,684,540)
Net decrease in cash and cash equivalents	(779,327)	(557,477)	(221,850)
Cash and cash equivalents at beginning of period	1,003,491	1,000,036	3,455
Cash and cash equivalents at end of period	$224,164	$442,559	$(218,395)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest - net of amount capitalized	$270,673	$252,647	$18,026
Income taxes	$35,766	$68,923	$(33,157)

Entergy Corporation
Consolidated Cash Flow Statement
Year to Date December 31, 2022 vs. 2021
(Dollars in thousands)
(Unaudited)
	2022	2021	Variance

OPERATING ACTIVITIES
Consolidated net income	$1,097,138	$1,118,719	$(21,581)
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	2,190,371	2,242,944	(52,573)
Deferred income taxes, investment tax credits, and non-current taxes accrued	(47,154)	248,719	(295,873)
Asset write-offs, impairments, and related charges (credits)	(163,464)	263,599	(427,063)
Changes in working capital:
Receivables	(157,267)	(84,629)	(72,638)
Fuel inventory	6,943	18,359	(11,416)
Accounts payable	(102,013)	269,797	(371,810)
Taxes accrued	4,263	(21,183)	25,446
Interest accrued	4,113	(10,640)	14,753
Deferred fuel costs	(393,746)	(466,050)	72,304
Other working capital accounts	(157,235)	(53,883)	(103,352)
Changes in provisions for estimated losses	374,079	(85,713)	459,792
Changes in other regulatory assets	576,859	(536,707)	1,113,566
Changes in other regulatory liabilities	(266,559)	43,631	(310,190)
Effects of securitization on regulatory asset	(941,035)	—	(941,035)
Changes in pension and other postretirement liabilities	(699,261)	(897,167)	197,906
Other	1,259,458	250,917	1,008,541
Net cash flow provided by operating activities	2,585,490	2,300,713	284,777
INVESTING ACTIVITIES
Construction/capital expenditures	(5,065,126)	(6,087,296)	1,022,170
Allowance for equity funds used during construction	72,832	70,473	2,359
Nuclear fuel purchases	(223,613)	(166,512)	(57,101)
Payment for purchase of assets	(106,193)	(168,304)	62,111
Net proceeds (payments) from sale of assets	(1,195)	17,421	(18,616)
Litigation proceeds from settlement agreement	9,829	—	9,829
Changes in securitization account	15,514	13,669	1,845
Payments to storm reserve escrow account	(1,494,048)	(25)	(1,494,023)
Receipts from storm reserve escrow account	1,125,279	83,105	1,042,174
Decrease (increase) in other investments	(3,328)	2,343	(5,671)
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	32,367	49,236	(16,869)
Proceeds from nuclear decommissioning trust fund sales	1,636,686	5,553,629	(3,916,943)
Investment in nuclear decommissioning trust funds	(1,708,901)	(5,547,015)	3,838,114
Net cash flow used in investing activities	(5,709,897)	(6,179,276)	469,379
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	6,019,835	8,308,427	(2,288,592)
Treasury stock	32,042	5,977	26,065
Common stock	852,555	200,776	651,779
Retirement of long-term debt	(5,995,903)	(4,827,827)	(1,168,076)
Changes in credit borrowings and commercial paper - net	(373,556)	(426,312)	52,756
Capital contributions from noncontrolling interests	24,702	51,202	(26,500)
Proceeds from trust related to securitization	3,163,572	—	3,163,572
Other	42,761	43,221	(460)
Dividends paid:
Common stock	(841,677)	(775,122)	(66,555)
Preferred stock	(18,319)	(18,319)	—
Net cash flow provided by financing activities	2,906,012	2,562,023	343,989
Net decrease in cash and cash equivalents	(218,395)	(1,316,540)	1,098,145
Cash and cash equivalents at beginning of period	442,559	1,759,099	(1,316,540)
Cash and cash equivalents at end of period	$224,164	$442,559	$(218,395)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest - net of amount capitalized	$901,884	$843,228	$58,656
Income taxes	$28,354	$98,377	$(70,023)